UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
______________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 15, 2011

DRI Corporation
(Exact Name of Registrant as Specified in Charter)

North Carolina	000-28539	56-1362926
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
13760 Noel Road, Suite 830 Dallas, Texas (Address of Principal Executive Offices)	75240 (Zip Code)

Registrant’s telephone number, including area code: (214) 378-8992

Not Applicable.
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.02	Results of Operations and Financial Condition.

On August 15, 2011, DRI Corporation (the “Company”) announced in a press release that it posted net sales of $20.3 million for the period ended June 30, 2011, compared to net sales of $19.1 million and $25.6 million for the periods ending March 31, 2011 and June 30, 2010, respectively.  In the same press release, the Company also reported a net loss to common shareholders (inclusive of a special goodwill impairment charge relating to the Company’s international reporting unit) of $9.6 million, or 81 cents per share, for the period ended June 30, 2011, compared to a net profit to common shareholders of $763 thousand, or 6 cents per share, for the corresponding period in fiscal year 2010.  Basic and diluted weighted-average shares outstanding were 11.9 million for the reporting period, compared to 11.8 million and 14.3 million, respectively, for the corresponding period in fiscal year 2010.

In the same press release, the Company discussed U.S. federal funding legislation for public transportation, as well as management’s fiscal year 2011 outlook.  Further, the Company announced in the same press release that management will discuss second quarter 2011 results during an investors’ conference call to be held on Tuesday, August 16, 2011, at 11 a.m. (Eastern).

ITEM 7.01	Regulation FD Disclosure.

The Company incorporates by reference the information included in Item 2.02 and Item 9.01 of this Form 8-K.  This Form 8-K and the attached exhibit are furnished to, but not filed with, the Securities and Exchange Commission.

ITEM 9.01	Financial Statements and Exhibits.

(d)     Exhibits

          99.1                Press Release of DRI Corporation dated August 15, 2011.

SIGNATURE

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	August 15, 2011
DRI CORPORATION

		By:	/s/ Kathleen B. Oher
KATHLEEN B. OHER
Vice President, Chief Financial Officer, Treasurer and Secretary